Exhibit 16.1

December 14, 2005

Securities and Exchange Commission

100 F Street N. E.

Washington, DC 20549

RE:	American Access Technologies, Inc.
Commission File Number 000-24575

Commissioners:

We have read the statements made by American Access Technologies, Inc. (the “Company”), filed with the Commission pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated December 8, 2005 and filed on December 14, 2005 (copy attached). We agree with the statements concerning our Firm contained in such Form 8-K.

Very truly yours,

/s/ Rachlin Cohen & Holtz, LLP

Rachlin Cohen & Holtz, LLP